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Wilshire Credit Corporation

Payments
P.O. Box 30040; Los Angeles, CA 90030-0040
or P.O. Box 650314: Dallas, TX 75265-0314

Correspondence
P.O. Box 8517; Portland, OR 97207-8517

Phone
(503) 952-7947
(888) 502-0100

Fax
(503) 952-7476

Web Site
www.wfsg.com

March 17, 2005

Morgan Stanley ABS Capital I Inc.
Attn:  Michelle Wilke
1585 Broadway
New York, NY  10036

Dewey Ballantine, LLP
Attn:  Nicole Bright
1301 Avenue of Americas
New York, NY  10019

Deutsche Bank National Trust Company
Attn: Trust Administration
1761 East St. Andrew Place
Santa Ana, CA 92705



Annual Servicing Officer's Certification

I, Heidi Peterson, certify to the Owner, Depositor, Trustee and each of their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I am responsible for reviewing the activities performed by the Servicer under the Agreement as per Exhibit A attached hereto, and based upon my knowledge and the review required under the Agreement, and except as disclosed in writing to you on or prior to the date of this certification either in the accountants' report required under the related Agreement or in disclosure a copy of which is attached hereto, the Servicer has, for the period covered by the related Form 10K Annual Report, fulfilled its obligations under each Agreement.


Wilshire Credit Corporation

By: /s/: Heidi Peterson
Name: Heidi Peterson
Title: Vice President, Client Relations


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Exhibit A

1. (Wilshire Pool 138) Servicing Agreement by and between Wilshire Credit Corporation, Servicer, and Morgan Stanley Dean Witter Mortgage Capital inc., Owner, Dated as of April 1, 2002

2. (Wilshire Pool 185, Mortgage Pass-Through Certificates, Series 2003-SD1) Serviicng Agreement dated June 1, 2003, among Morgan
Stanely ABS Capital I Inc., as Depositor, Wells Fargo Bank Minnesota, N.A., as Trustee, and Wilshire Credit Corporation as Servicer

3. (Wilshire Pool 279, Morgan Stanley ABS Capital I Inc. TRUST 2004-SD1) Servicing Agreement dated as of January 1, 2004, between Wilshire Credit Corporation, as Servicer, Deutsche Bank National Trust Company, as Trustee,
 and Morgan Stanley ABS Capital I Inc., as Depositor

4. (Wilshire Pool 319, Morgan Stanley ABS Capital I Inc. TRUST 2004-SD2) Servicing Agreement dated as of June 1, 2004, between Wilshire Credit Corporation, as Servicer, Deutsche Bank National Trust Company, as Trustee, and Morgan Stanley ABS Capital I Inc., as Depositor

5. (Wilshire Pool 346, Morgan Stanley ABS Capital I Inc. TRUST 2004-SD3) Servicing Agreement dated as of September 1, 2004, between Wilshire Credit Corporation, as Servicer, Deutsche Bank National Trust Company, as Trustee, and Morgan Stanley ABS Capital I Inc., as Depositor